Exhibit 4.1

Execution Version

INVESTOR’S RIGHTS AGREEMENT

dated as of July 28, 2014

By and Between

CHINA COMMERCIAL CREDIT, INC.

and

LANGWORTH HOLDINGS LIMITED

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INVESTOR’S RIGHTS AGREEMENT

This INVESTOR’S RIGHTS AGREEMENT (this “Agreement”) dated as of July 28, 2014, is made and entered into by and between China Commercial Credit, Inc., a Delaware corporation (the “Company”) and Langworth Holdings Limited , an exempted company organized and existing under the laws of the Seychelles Islands (“Holder”).

WHEREAS, the Company and the Holder entered into a Share Subscription Agreement dated as of the even date hereof (the “Subscription Agreement”;), pursuant to which the Holder shall acquire, on the Closing Date certain shares of Common Stock (the “Subscription Shares”) of the Company, par value US$0.001 each (the “Ordinary Shares”); and

WHEREAS, in connection with the transaction contemplate in the Subscription Agreement, the Company and the Holder wish to establish certain terms and conditions applicable to the Holder’s registration rights with respect to the Subscription Shares;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.	Definitions.

(a) Unless otherwise defined below, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Subscription Agreement.

“Effective Date” shall mean the date on which the Registration Statement is declared effective by the SEC.

“Holder” shall mean the Holder and any transferee to whom Registrable Securities are permitted to be transferred from the Holder; and, in each case, who continues to be entitled to the rights and subject to the obligations of a Holder hereunder.

“Relative” means, in relation to any given person, the spouse, parents, siblings and children (natural or legally adopted) of such person and their respective spouses and children (as appropriate).

“Registrable Securities” means all and any Subscription Shares held by a Holder (including any securities issuable or issued or distributed in respect of any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise), which have not been registered under the Securities Act pursuant to an effective registration statement filed hereunder and which are not then eligible for resale by the holder thereof pursuant to Rule 144. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of upon the earlier of (i) pursuant to an effective registration statement, (ii) under Rule 144, or (iii) other exemption under the Securities Act.

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(b) The following terms have the meaning set forth in the Sections set forth below:

Term	Section
Agreement	Preamble

Effective Period	2(c)

Indemnified Party	9(c)

Indemnifying Party	9(c)

Registration Statement	2(a)

(c) Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(ii) Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iii) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(iv) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(v) References to a person are also to its successors and permitted assigns; and

(vi) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

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2.	Registration Rights

(a) The Company shall use commercially reasonable efforts to file with the SEC a registration statement (the “Registration Statement”) on Form S-3 or a comparable form under the Securities Act (to the extent the Company is eligible to use Form S-3 or such comparable form) with respect to the resale of all Subscription Shares within thirty (30) Business Days after the Closing Date.

(b) The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within 150 calendar days upon the initial filing of the Registration Statement.

(c) The Company shall use its reasonable best efforts to keep each Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holder of the Registrable Securities, for a period of six (6) months from the Effective Date, or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have be resold pursuant thereto (the “Effective Period”).

3.	Registration Procedures.

The Company shall use its commercially best efforts to effect the registration of the Regitrable Securities as required by Section 2 and the Company shall, as soon as practical,

(a) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Effective Period and to comply with the provisions of the Securities Act with respect to the Registrable Securities covered by the Registration Statement until the earlier of (i) all of the Registrable Securities have been disposed of or accordance with the intended methods of disposition by The Holder as set forth in the Prospectus forming part of the Registration Statement or (ii) the date on which the Registration Statement is withdrawn;

(b) furnish to such Holder such number of conformed copies of the Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Securities;

(c) use its reasonable best efforts to register or qualify the Registrable Securities or other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories and possessions as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect or until all of the Registrable Securities are sold, whichever is shorter, and to take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, subject itself to taxation in or to file a general consent to service of process in any jurisdiction where it would not, but for the requirements of this paragraph (c), be obligated to do so) and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

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(d) give written notice to the Holder:

(i) when such Registration Statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii) of the happening of any event that requires the Company to make changes in such Registration Statement or such prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of such prospectus until the requisite changes have been made);

(iv) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and

(v) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) upon the occurrence of any event contemplated by Section 3(d)(iii) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 3(d)(iii) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use its reasonable best efforts to return to the Company all copies of such prospectus other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Holders shall have received such amended or supplemented prospectus pursuant to this Section 3(e);

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(f) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(g) use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any resale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holder.

4.	Obligations and Acknowledgements of the Holder.

In connection with the registration of the Registrable Securities, the Holder shall have the following obligations and hereby makes the following acknowledgements:

(a) It shall be a condition precedent to the obligations of the Company to include the Registrable Securities in the Registration Statement that the Holder wishing to participate in the Registration Statement (i) shall, as soon as practicle, furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (ii) shall execute such documents in connection with such registration as the Company may reasonably request. If the Holder notifies the Company and provides the Company the information required hereby prior to the anticipated Effective Date, the Company will file an amendment to the Registration Statement that includes the Registrable Securities of the Holder provided, however, that the Company shall not be required to file such amendment to the Registration Statement at any time less than five (5) business days prior to the anticipated Effective Date.

(b) The Holder agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder;

(c) The Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event described in Section 3 (d) (iii) or 3 (d) (iv), such Holder shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3 (d) (iii) and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

(d) The Holder will promptly notify the Company of any changes in the information set forth in any Registration Statement regarding the Holder or its plan of distribution.

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(e) The Holder acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by it, and if the Holder includes Registrable Securities for offer and sale within a Registration Statement such Holder hereby consents to the inclusion in such Registration Statement of a disclosure to such effect.

(f) The Company understands the Holders disclaim being an underwriter, but a Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder. In the event the SEC determines any registration statement filed pursuant hereto constitutes a primary offering of securities by the Company and/or requires the Holder to be named as an underwriter, the Holder understands and agrees the Company may reduce the total number of Registrable Securities to be registered on behalf of the Holder.

5.	Expenses of Registration.

All expenses (other than the fees and expenses of a Holder’s counsel) incurred in connection with registrations, filings or qualifications, printing and engraving fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

For the avoidance of doubt, the Holder shall bear and pay any (a) brokerage commissions attributable to the resale of any of the Registrable Securities, (b) fees and expenses incurred in respect of counsel to the Holder and (d) any other out-of-pocket expenses of the Holder.

6.	Rule 144 Information.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act until the earlier of (A) such date as all of the Registrable Securities may be resold pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Holder’s Registrable Securities shall have been resold; and

(b) use its reasonable best efforts to file with or furnish to the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

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7.	Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Holder, such Holder’s directors and officers, and each person, if any, who controls such Holder against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Holder, such Holder’s directors and officers, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, proceeding or action. The Company shall not, without the consent of the Holders (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which any Holder is a party and indemnity has been sought hereunder by such Holder, unless such settlement includes an unconditional release of such Holder from all liability for claims that are the subject matter of such proceeding or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, such Holder’s directors and officers, or such controlling person, and shall survive the transfer of such securities by such Holder.

(b) The Holder shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration, preliminary prospectus, final prospectus or amendments or supplements thereto; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed), and provided further that the liability of a Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any offering to which such registration under the Securities Act relates. A Holder shall not, without the consent of the Company (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which the Company is a party and indemnity has been sought hereunder by the Company, unless such settlement includes an unconditional release of the Company from all liability for claims that are the subject matter of such proceeding or action.

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(c) If the indemnification provided for in this Section 7 from the indemnifying party (the “Indemnifying Party”) is unavailable to any person entitled to indemnification hereunder (the “Indemnified Party”) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the offering of securities on the one hand and the net proceeds received by the Holders from the sale of securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The Indemnified Party agrees to give prompt written notice to the Indemnifying Party after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld or delayed.

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(e) The agreements contained in this Section 7 shall survive the transfer of the Registrable Securities by any Holder and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, such Holder’s directors and officers, and any person, if any, who controls any Holder or such participating person within the meaning of the Securities Act.

8.	Restrictions on Transfer.

The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except (a) upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act or other applicable securities laws, (b) pursuant to an effective registration statement or (c) pursuant to Rule 144. A transferring Holder will cause any proposed Holder, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

9.	Miscellaneous.

(a) Effectiveness. This Agreement shall become effective on the Closing Date.

(b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(c) Amendments and Waivers.

(i) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party or parties against whom the waiver is to be effective.

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(ii) No failure or delay by any party hereto in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9 (d)):

(a)	if to the Company:

Address: No.1688,Yunli Road,

Wujiang, Suzhou

Jiangsu Province

People’s Republic of China

Attention: Huichun Qin, Chief Executive Officer

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 370-7889
Email: bigrossman@egsllp.com
Attn: Barry I. Grossman, Esq.

(b)	if to the Holder:

Address: 5/F Hong Kong Trade Centre

161-167 Des Voeux Road

Central, Hong Kong

Attention: Mr. Zhenqiang Liu, Director

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(e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, except that the registration rights of the Holder with respect to any Registrable Securities may be transferred to any shareholder of the Holder and (x) in respect of an Investor who is a shareholder of the Holder, any of its affiliates, partners (limited or general), affiliated investment or co-investment funds or other person with participation rights in respect of such shareholder or its affiliated investment or co-investment funds, and (y) in respect of any individual shareholder of the Holder, (A) any Relative of such shareholder or (B) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that is directly controlled by such shareholder; in each case, to which Registrable Securities have been transferred, without the need for consent; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. All of the obligations of the Company hereunder shall survive any such transfer.

(f) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(g) Governing Law; Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

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(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i) Entire Agreement. This Agreement and the Subscription Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

(j) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party hereto shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

(k) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

(l) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

China Commercial Credit, Inc.

By:	/s/ Huichun Qin
Name:	Huichun Qin
Title:	Chief Executive Officer

Langworth Holdings Limited

By:	s/Zhenqiang Liu
Name:	Zhenqiang Liu
Title:	Director

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